               CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                               SCHEDULE 14A
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     /X/  Preliminary proxy statement
     / /  Definitive proxy statement
     / /  Definitive additional materials
     / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Showboat, Inc.
- -------------------------------------------------------------------------------
             (Name of Registrant as Specified in its Charter)

                              Showboat, Inc.
- -------------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the Appropriate box):
     /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
     / /  $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3)
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11
     (1)  Title of each class of securities to which transaction applies:

- -------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

- -------------------------------------------------------------------------------

     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- -------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

- -------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

- -------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

- -------------------------------------------------------------------------------

     (3)  Filing party:

- -------------------------------------------------------------------------------

     (4)  Date filed:

- -------------------------------------------------------------------------------

                                PRELIMINARY COPY

                                 SHOWBOAT, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 1994



To the Shareholders of Showboat, Inc.

     The Annual Meeting of the Shareholders of Showboat, Inc., a Nevada corporation ("Company"), will be held at the Mardi Gras Room, Showboat Casino Hotel, 801 Boardwalk, Atlantic City, New Jersey 08401, on Wednesday,
May 25, 1994, at 10:00 a.m., Eastern Standard Time, for the following purposes:

     (1)  To elect four (4) directors each to serve a three (3) year term;

     (2) To approve a proposal to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares;

     (3) To approve and ratify the adoption of an executive officers' stock option plan;

     (4) To ratify the Board's selection of KPMG Peat Marwick as independent public accountants to examine and report on the Company's financial statements for the year ending December 31, 1994; and

     (5) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 28, 1994 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed.

     Shareholders are cordially invited to attend the meeting in person. SHAREHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE MEETING WITH THE INSPECTOR OF ELECTIONS PRIOR TO THE FIRST VOTE BEING TAKEN AT THE MEETING.
IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE MEETING.

     A copy of the 1993 Annual Report to Shareholders is enclosed.

                                   By order of the Board of Directors,


                                   H. GREGORY NASKY,
                                   Secretary



Dated: ________, 1994

                              PRELIMINARY COPY

                               SHOWBOAT, INC.
                             2800 FREMONT STREET
                              LAS VEGAS, NEVADA
                                    89104


                               PROXY STATEMENT


To the Shareholders of Showboat, Inc.:

     This Proxy Statement is furnished to the shareholders of Showboat, Inc. ("Company") in connection with the annual meeting of the Company to be held on May 25, 1994, and at any adjournment thereof, for the purposes indicated and at the place and time specified in the accompanying Notice of Annual Meeting of Shareholders.

     At this annual meeting, the shareholders will have the opportunity to elect four directors each to serve a three year term; to approve a proposal to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares; to approve and ratify the adoption of an executive officers' stock option plan; to ratify the Board of Directors' selection of KPMG Peat Marwick as the Company's independent public accountants for the year ending December 31, 1994; and to transact such other business as may properly come before the meeting.

      THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 16, 1994. Any shareholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to H. Gregory Nasky, Secretary, at the Company's principal address before the meeting, by delivering to the Company a duly executed proxy bearing a later date, or by notifying the Company at the annual meeting before any vote is taken.

     We hope all the Company's shareholders will attend the annual meeting. Regardless of whether you plan to attend, the Company does request that you sign and date the enclosed proxy and return it promptly to the Company in the enclosed postage prepaid envelope. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the date of the meeting, or any adjournment thereof.

                              VOTING SECURITIES

     The close of business on March 28, 1994 was fixed by the Board of Directors as the record date for determination of the shareholders entitled to vote at the meeting. The securities entitled to vote at the annual meeting consist of shares of $1.00 par value common stock ("Common Stock") of the Company, with each share entitling its owner to one vote. Common Stock is presently the only class of voting securities which is outstanding. At the close of business on February 28, 1994, there were outstanding 14,986,595 shares of Common Stock.

                    SECURITY OWNERSHIP OF MANAGEMENT AND
                       CERTAIN OTHER BENEFICIAL OWNERS

     The following table sets forth the number of shares of Common Stock and the number of shares of Common Stock subject to options held by the Company's directors and those executive officers named in the Summary Compensation Table (See, page 15), by all directors and executive officers as a group, and by persons beneficially owning more than 5% of the outstanding Common Stock at the close of business on February 28, 1994. The address for all directors and executive officers of the Company is: Showboat, Inc., 2800 Fremont Street, Las Vegas, Nevada 89104. Security ownership was verified with filings with the Securities and Exchange Commission received by the Company, and according to individual verification as of February 28, 1994, which the Company solicited and received from the beneficial owners listed in the following table:

Name                           Amount and Nature of Beneficial Ownership
- -------------------------------------------------------------------------------
                           Number of Shares
                             Beneficially    Number of Shares
                               Owned             Subject to   Total Number
                           Excluding Shares       Options       of Shares
                               Subject         Beneficially    Beneficially
                             to Option(1)        Owned(2)         Owned     Percent
                          ------------------------------------------------------------
J.K. Houssels(3). . . . . .    1,179,208(4)       20,000        1,199,208    8.0
William C. Richardson . . .        5,000           9,000           14,000    *
John D. Gaughan . . . . . .      174,824(5)        9,000          183,824    1.2
Jeanne S. Stewart . . . . .      406,686           9,000          415,686    2.8
Frank A. Modica . . . . . .       71,169(6)       32,000          103,169    *
H. Gregory Nasky. . . . . .        7,209(7)        9,000           16,209    *
J. Kell Houssels, III(8). .       81,017          32,000          113,017    *
George A. Zettler . . . . .        1,955           9,000           10,955    *
Carolyn M. Sparks . . . . .      350,058(9)        7,000          357,058    2.4
R. Craig Bird(10) . . . . .       10,000          10,000           20,000    *
Mark J. Miller(11). . . . .        5,200          10,000           15,200    *
All Directors and
Executive Officers
as a Group
 (13 persons) . . . . . . .    2,318,993         186,000        2,504,993   16.5
FMR Corp. . . . . . . . . .    1,237,350(12)           0        1,237,350    8.3
State of Wisconsin
Investment Board                 757,000(13)           0          757,000    5.1

- -----------------------

     * Beneficial ownership does not exceed 1% of the outstanding Common Stock.

     (1)Unless otherwise specifically stated herein, each person has sole voting power and sole investment power as to the identified Common Stock ownership.

     (2)Shares subject to currently exercisable options or otherwise subject to issuance within 60 days of February 28, 1994, pursuant to either the 1989 Executive Long-Term
Incentive Plan or the 1989 Directors' Stock Option Plan.

     (3)Mr. Houssels may be deemed to be a control person.  Mr. Houssels is the Chairman of the Board, President and Chief Executive Officer of the Company.

     (4)Mr. Houssels' shareholdings include 11,450 shares held in his individual retirement account and 35,700 shares as a trustee of the J.K. Houssels, Jr., 1976 Trust Agreement.  He disclaims beneficial ownership of 7,800 shares owned by his wife and such shares are excluded from this table.

     (5)Mr. Gaughan's shareholdings include 86,000 shares held by Exber, Inc., a Nevada corporation controlled by Mr. Gaughan, and 69,674 shares over which he shares voting power and investment power with his wife.

                                       3

     (6)Mr. Modica is the Executive Vice President and Chief Operating Officer of the
Company.  Mr. Modica's shareholdings include 2,600 shares over which he shares voting power and investment power with his wife.

     (7)Mr. Nasky is the Secretary of the Company.  Mr. Nasky's shareholdings include 1,000 shares owned by Mr. Nasky's wife over which he does not have voting power or investment power.

     (8)Mr. Houssels, III is the Vice President of the Company.  Mr. Houssels, III is also the President and Chief Executive Officer of Atlantic City Showboat, Inc., a subsidiary of the Company.

     (9)Mrs. Sparks' shareholdings include 227,000 shares beneficially owned by her as a co-trustee of the Fred L. Morledge Family Trust and 123,058 shares beneficially owned by her as a co-trustee of The Sparks Family Trust.

     (10)Mr. Bird is the Vice President-Financial Administration of the Company and Chief
Operating Officer of Showboat Development Company.

     (11)Mr. Miller is the Vice President and Chief Operating Officer of Atlantic City
Showboat, Inc., a subsidiary of the Company.

     (12)FMR Corp. ("FMR"), the parent holding company of Fidelity Management & Research
Company, reported on a Schedule 13G, dated February 11, 1994, that it has sole investment discretion with respect to all of such shares and sole voting discretion with respect to
51,706 of such shares.  With respect to such shares, FMR beneficially owns 880,650 shares or
5.9% of the total outstanding Common Stock at December 31, 1993, on behalf of Fidelity
Magellan Fund, an investment company registered under the Investment Company Act of 1940.
FMR's address is 82 Devonshire Street, Boston, MA 02109.

     (13)State of Wisconsin Investment Board ("Investment Board"), a Wisconsin State
Agency, reported on a Schedule 13G, dated February 8, 1994, that it has sole voting and investment discretion to all such shares.  The Investment Board's address is P.O. Box 7842,
Madison, Wisconsin 53707.


                            ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors consisting of nine persons who are elected for staggered terms of three years. Four directors' terms expire at this meeting; three in 1995; and two in 1996. Directors are to serve until their successors are elected and have been qualified.

     Each Company director may be required to be found suitable or qualified, as applicable, by the Nevada Gaming Commission, the Louisiana Riverboat Commission, or the New Jersey Casino Control Commission to serve as a director of the Company. All present directors of the Company who were required to be found suitable by the Nevada Gaming Commission or the Louisiana Riverboat Commission have been found suitable. Similar qualification of each present director by the New Jersey Casino Control Commission has been completed, and each director has been qualified to be a director subject to, at the discretion of the New Jersey Casino Control Commission, either biennial or annual renewal. Such license renewal by the New Jersey Casino Control Commission entails extensive updating of background information and possible additional investigation and hearings as to each director's qualifications. Should any director no longer be found suitable by the Nevada Gaming Commission or the Louisiana Riverboat Commission or no longer be qualified by the New Jersey Casino Control Commission, that individual shall become ineligible to continue to serve on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of shareholders.

     If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees, John D. Gaughan, Frank
A. Modica, H. Gregory Nasky, and J. Kell Houssels, III, for three-year terms of office. All of the nominees have consented to serve if elected and the Board of Directors presently has no knowledge or reason to believe that any of the nominees will be unable to serve. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. Any vacancies on the Board of Directors which occur during the year will be filled, if at all, by the Board of Directors through an appointment of an individual to serve only until the next annual meeting of shareholders.
There will not be cumulative voting for the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MESSRS. GAUGHAN, MODICA, NASKY AND HOUSSELS, III.

         INFORMATION CONCERNING BOARD OF DIRECTORS, NOMINEES THERETO
                           AND EXECUTIVE OFFICERS

     The following information is furnished with respect to each member of the Board of Directors or nominee thereto, each of whom, unless otherwise indicated, has served as a director continuously since the year shown opposite his or her name. Similar information is presented for the executive officers who are not directors. There are no family relationships between or among any of the Company's directors, nominees to the Board of Directors or executive officers, except: (a) J.K. Houssels and Jeanne S. Stewart formerly were married and are the parents of J. Kell Houssels, III; and (b) Carolyn M. Sparks is the daughter of Fred L. Morledge who was a director from 1960 until July 1990, and Mr. Morledge currently holds the title of Director Emeritus of the Company.


IDENTIFICATION OF DIRECTORS AND NOMINEES
                                                                 Director
        Name and Position with the Company(1)          Age         Since                Background Information(1)

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------


J.K. HOUSSELS                                           71         1960         Vice President of the Board  of  Directors  of
(Term expires in 1995)                                                          Union   Plaza  Hotel  and Casino,  Inc.,   Las
  Chairman  of  the Board,  Director, President and                             Vegas, Nevada;  until July 25, 1991,  Director
  Chief  Executive Officer of the Company; Director                             of   First   Western   Financial   Corporation
  of  Atlantic City Showboat, Inc.; Chairman of the                             (savings  and  loan  association),  Las Vegas,
  Board and Director of Showboat Operating Company,                             Nevada.
  Showboat  Development  Company,  Ocean  Showboat,
  Inc.,  Ocean   Showboat   Finance    Corporation,
  Showboat  Louisiana, Inc., and Lake Pontchartrain
  Showboat, Inc.


WILLIAM C. RICHARDSON                                    67        1972         Independent     financial    consultant,  Los
(Term expires in 1995)                                                          Angeles, California;   since   April 1, 1991,
   Director of  the  Company  and  Ocean  Showboat,                             arbitrator and   mediator  for  the  American
   Inc.                                                                         Arbitration   Association;  until   March 30,
                                                                                1991,  President, Chief Executive Officer and
                                                                                Vice  Chairman of  Western  Capital Financial
                                                                                Group, Los Angeles, California.


JOHN D. GAUGHAN                                          73        1978         Chairman of the   Board  and   President   of
(Nominee for term expiring 1997)                                                Exber, Inc.,  doing business as the El Cortez
 Director    of   the    Company,   Atlantic   City                             Hotel  and the  Western Hotel and Casino, Las
 Showboat,  Inc.,   Showboat   Operating   Company,                             Vegas,  Nevada;  Chairman  of  the   Board of
 Showboat   Development   Company,  Ocean Showboat,                             Union  Plaza  Hotel  and   Casino, Inc.,  Las
 Inc.,   Ocean    Showboat   Finance   Corporation,                             Vegas, Nevada.(2)
 Showboat  Louisiana, Inc., and Lake Pontchartrain
 Showboat, Inc.

                                                                  6



                                                                 Director
        Name and Position with the Company(1)          Age         Since                Background Information(1)

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

 JEANNE S. STEWART                                       71        1979           Retired attorney, Las Vegas, Nevada.
 (Term expires in 1995)
     Director of  the Company  and Ocean  Showboat,
     Inc.



 FRANK A. MODICA                                         66        1980          Until December 31, 1989, President and  Chief
 (Nominee for term expiring 1997)                                                Executive Officer of Atlantic  City Showboat,
   Chief Operating Officer, Executive Vice  President                            Inc.; Director of Continental  National Bank,
   and Director  of the  Company; Director, President                            Las Vegas, Nevada.
   and Chief Executive Officer  of Showboat Operating
   Company;   Director   of   Showboat    Development
   Company; Director,  President and Chief  Executive
   Officer of  Ocean  Showboat,  Inc.;  Director  and
   President of  Ocean Showboat Finance  Corporation;
   Chairman of  the Board of  Atlantic City Showboat,
   Inc.;  Director,  President  and  Chief  Executive
   Officer   of  Showboat   Louisiana, Inc. and Lake
   Pontchartrain  Showboat, Inc.


 H. GREGORY NASKY                                        51        1983          A practicing attorney since  1967; of counsel
 (Nominee  for  term  expiring 1997)                                             to  the  law firm  Kummer  Kaempfer  Bonner &
   Secretary    and  Director   of the  Company  and                             Renshaw, Las  Vegas, Nevada, general  counsel
   all   subsidiaries;   Chief   Executive   Officer                             to the Company, since  March 1, 1994.   Until
   and   Managing  Director  of  Showboat  Australia                             March  1, 1994,  member of  the  law firm  of
   Showboat Australia Pty Limited                                                Vargas  &   Bartlett,  Las  Vegas  and  Reno,
                                                                                 Nevada,  previous  general  counsel   to  the
                                                                                 Company.



                                                                 Director
        Name and Position with the Company(1)          Age         Since                Background Information(1)

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

 J. KELL HOUSSELS, III                                   44        1983          Until January 1, 1990, Senior Vice  President
 (Nominee for  term  expiring  1997)                                             and Chief  Operating Officer of Atlantic City
   Director  and  Vice  President  of   the  Company;                            Showboat, Inc.;  November 1985 until  January
   Director  of Ocean Showboat, Inc.; Ocean  Showboat                            1,  1989,  Assistant  to  the  President   of
   Finance Corporation,  Showboat  Operating Company,                            Atlantic City Showboat, Inc.
   Showboat Development Company, Showboat  Louisiana,
   Inc., and Lake   Pontchartrain  Showboat,  Inc.,
   Executive Vice President  of  Ocean Showboat,Inc.;
   President   and   Chief  Executive   Officer   of
   Atlantic    City    Showboat,  Inc.  and  Showboat
   Development  Company.


 GEORGE A. ZETTLER                                       66        1986          Since January 1, 1991, President World  Trade
 (Term expires 1996)                                                             Services  Group,   Long  Beach,   California;
   Director of the Company and Ocean Showboat, Inc.                              until  January  1,  1991,  President,  United
                                                                                 Export   Trading   Company,    Los   Angeles,
                                                                                 California.


 CAROLYN M. SPARKS                                       52        1991          Co-owner    of     International    Insurance
 (Term expires 1996)                                                             Services,  Las Vegas,  Nevada; until  January
   Director of the Company and Ocean Showboat, Inc.                              1991 Vice President, Secretary  and Treasurer
                                                                                 of  International Insurance  Services,  Ltd.;
                                                                                 until    December     31,    1990,     claims
                                                                                 administrator  for   International  Insurance
                                                                                 Services,  Ltd.;  Director of  Southwest  Gas
                                                                                 Corporation;  Director  of  PriMerit  Bank  -
                                                                                 Federal  Savings  Bank,  Las  Vegas,  Nevada;
                                                                                 Regent, University of Nevada System.



_______________

(1) Positions held with the Company and any other business experience since 1989 and other directorships in companies with a class of securities registered under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act") or subject to the requirements of
          Section 15(d) of the Exchange Act and companies registered under the Investment Company Act of 1940.

(2) Mr. Gaughan also owns the Nevada Hotel and Casino, the Gold Spike Inn and Casino, and a controlling interest in the Las Vegas Club Hotel & Casino, each of which is located in Las Vegas, Nevada.


NON-DIRECTOR EXECUTIVE OFFICERS

               G. Clifford Taylor, Jr., 48, has been Executive Vice President and Chief Operating Officer of the Company's Nevada subsidiaries since
December 1, 1988. He has served as Assistant Secretary of the Company since May 1990. He has also served as Treasurer of the Company and Showboat Operating Company since February 1981, and Showboat Development Company since June 1983. He has been Treasurer of Ocean Showboat, Inc. since December 1983, Atlantic City Showboat, Inc. since June 1984 and Ocean Showboat Finance Corporation since December 1986. He served as the Vice President-Finance of the Company and its Nevada subsidiaries from August 1983 until December 1988. He serves at the pleasure of the respective boards of directors.

               R. Craig Bird, 47, has been Vice President-Financial Administration of the Company since February 1988 and the Vice President and Chief Operating Officer of Showboat Development Company since October 1993. Mr. Bird was Vice President-Financial Administration of Atlantic City Showboat, Inc. from March 1990 to October 1993. He serves at the pleasure of the respective boards of directors.

               Leann K. Schneider,  40, has  been  Vice  President-Finance and
Chief Financial Officer of the Company; Vice President-Finance and Chief Financial Officer of Showboat Operating Company since May 1990; Chief Financial Officer and Treasurer of Showboat Development Company since May 1993; and Treasurer of Showboat Mohawk, Inc.and Showboat Louisiana, Inc. since
July 1993. From December 1989 until May 1990, she served as Vice President-Financial Relations and Chief Financial Officer of the Company. From December 1988 until December 1989, she served as Vice President-Financial Relations and Acting Chief Financial Officer of the Company. She serves at the pleasure of the respective boards of directors.

               Mark J. Miller, 37, has served as Vice President, Chief Operating Officer of Atlantic City Showboat, Inc. since October 1993. Vice President-Finance of Ocean Showboat, Inc. since April 1988; and Vice President-Finance and Chief Financial Officer of Ocean Showboat Finance Corporation since April 1991. He served as Vice President-Finance and Chief Financial Officer of Atlantic City Showboat, Inc. from December 1988 to October 1993. He serves at the pleasure of the respective boards of directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Directors, executive officers and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

               To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all
Section 16(a) filing requirements were complied with except that one report of ownership for one transaction, covering an aggregate of 500 shares, was filed late by J. K. Houssels, and one report of ownership for one transaction, covering an aggregate of three shares, was filed late by George A. Zettler. Mr. Houssels' late filing disclosed a disposition by gift of 500 shares which was inadvertently not timely reported on Mr. Houssels' Forms 4, and Mr. Zettler's late filing disclosed a purchase of three shares due to a dividend reinvestment which also was inadvertently not timely reported on Mr. Zettler's Forms 4.

INFORMATION CONCERNING BOARD OF DIRECTORS AND COMMITTEE MEETINGS

               The entire Board of Directors met eleven times during the year ended December 31, 1993 and each incumbent director attended at least 75% of the board meetings held and committee meetings held for committees of which each was a member. Mr. Houssels, Mr. Modica, Mr. Houssels, III and Mr. Nasky are the only directors who are employees of the Company.

               The NOMINATING COMMITTEE did not meet during the twelve months ended December 31, 1993. The committee's responsibilities include: interviewing potential nominees to the Board of Directors; recommending to the Board of Directors qualified nominees to fill Board of Directors vacancies; developing procedures to identify potential nominees to the Board of Directors; and developing criteria for Board of Directors membership. The Nominating Committee consists of Mrs. Stewart and Mr. Zettler.

               The Nominating Committee will consider nominees to the Board of Directors submitted in writing by shareholders to the Secretary of the Company at least seventy-five days prior to the initiation of solicitation of the shareholders for the election of directors in the event of an election other than at an annual meeting; and seventy-five days before the corresponding date that had been the record date for the previous year's annual meeting or seventy-five days before the date of the next annual meeting of shareholders announced in the previous year's proxy materials in the event of an election at an annual meeting. Such shareholder's written notice to the Secretary shall set forth:
(a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company beneficially owned by the person, (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations have to be made by the shareholder, (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (vi) the consent of such nominee to serve as a director; and (b) as to the shareholder giving the notice,
(i) the name and record address of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder.

               The COMPENSATION COMMITTEE met eight times during the twelve months ended December 31, 1993. Responsibilities include reviewing the performance of the Company's officers and recommending to the Board of Directors remuneration arrangements and compensation plans involving the Company's directors, executive officers, and key employees, including, but not limited to, the incentive bonus plans for the Company's Las Vegas and Atlantic City operations. The Compensation Committee also serves as the administrators of the 1989 Executive Long-Term Incentive Plan ("Incentive Plan"). Pursuant to the Incentive Plan, the Compensation Committee makes recommendations to the Board of Directors respecting the grant of options or awards of restricted stock and construes and interprets the Incentive Plan. During 1993, the Compensation Committee consisted of Mr. Zettler and Mr. Nasky until November 1993, when Mr. Nasky was appointed Chief Executive Officer and Managing Director of Showboat Australia Pty Limited, a subsidiary of the Company. In January 1994, the Compensation Committee was reconstituted to consist of Messrs. Zettler and Richardson.

               The AUDIT COMMITTEE met eight times during the twelve months ended December 31, 1993. The Audit Committee's responsibilities and functions include: review of reports of independent public accountants to the Company; review of the Company's financial practices, internal controls and policies with officers and key personnel; review of such matters with the Company's independent public accountants to determine the scope of compliance and any deficiencies; select and recommend to the Board of Directors a firm of independent public accountants to audit annually the books and records of the Company; review and discuss the scope of such audit; report periodically on such matters to the Board of Directors; and perform such other functions as the Board of Directors from time to time shall delegate to said committee. During 1993, the Audit Committee consisted of Mr. Gaughan, Mr. Zettler and Mrs. Sparks.

                             EXECUTIVE COMPENSATION

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH ON PAGE ____ SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

               OVERVIEW. The Compensation Committee of the Board of Directors ("Compensation Committee") administers the Company's executive compensation programs. The Compensation Committee presently consists of two non-employee directors, Messrs. Zettler and Richardson.

               The compensation philosophy of the Company is based on two central objectives:

               - To provide competitive executive compensation opportunities to attract, motivate and retain qualified and motivated executive officers; and

               - To align the Company's financial results and the compensation paid to the Company's executive officers with the enhancement of shareholder value.

               The Company's compensation policy is structured so that executive officers' compensation is dependent, in one part, on the degree to which the Company achieves its current year business plan objectives, and in another part, on the increase of shareholder value.

               COMPENSATION PROGRAMS. The Company's compensation programs consist of a base salary, an annual incentive bonus, and an award of restricted stock and/or stock options. The base salary is targeted to fairly recognize each executive officer's unique value and historical contributions to the success of the Company in light of the industry median salary for the equivalent position in the relevant market. The annual incentive bonus is based on actual performance compared to pre-established quantitative and qualitative performance objectives which may include Company, operating subsidiary, and individual components. The Company and operating subsidiary performance is generally measured against the annual budgeted operating profits set forth at the beginning of the year for the Company and/or the particular operating subsidiary applicable to an individual. Individual goals are also set at the beginning of the year for each executive officer, and are determined through a series of meetings with the Company's

Compensation Committee and outside compensation consultants. At the end of each quarter, an evaluation of performance compared to all relevant objectives is conducted in order to determine the incentive award amount earned. In no event may an executive officer receive an annual incentive award if pre-established threshold levels of performance are not achieved. The Company's long-term incentive compensation consists of awards of restricted stock and stock options. Awards of restricted stock, which are forfeited if the executive officer fails to be continuously employed by the Company or one of its subsidiaries, provide an incentive to the executive officer to remain in the employ of the Company. Awards of stock options become exercisable over time and only have value if the Company's Common Stock increases in value.

               The Compensation Committee believes that it is important to compensate executive officers on the basis of individual and Company financial performance, including the enhancement of shareholder value. To this end, the Compensation Committee actively uses the incentive-based compensation programs, namely, annual incentive bonuses and awards of restricted stock and/or stock options. For 1993, the bonus compensation paid to the Chief Executive Officer and the four named executive officers represented incentive-based compensation.


               CHIEF EXECUTIVE OFFICER. The base salary of J.K. Houssels, the Company's Chairman, President and Chief Executive Officer, is targeted to fairly recognize his leadership skills and management responsibilities in light of the median level for chief executive officers of similar gaming companies headquartered in Las Vegas, Nevada. Mr. Houssels received no increase in base salary for the year 1994. Mr. Houssels' 1993 annual incentive award was based on pre-established management objectives which included both financial and non-financial objectives. Mr. Houssels' financial objectives included (i) a comparison of actual earnings before interest, taxes, depreciation and management fees ("EBITDM"), on both a consolidated basis and on an individual basis for each of Showboat Operating Company and Atlantic City Showboat, Inc., to budgeted EBITDM; and (ii) the Company's consolidated return on capital. Nonfinancial objectives included preparation and completion of surveys of employees and customers of the Company to determine their respective satisfactions with the product offered by the Company. For 1993, Mr. Houssels received an annual incentive award, which was less than its potential amount, based on those factors mentioned above, which award is disclosed in the Summary Compensation Table, and a discretionary bonus for the year ended December 31, 1992 which was received in January 1993. Any discretionary bonus is awarded on an infrequent basis. His discretionary bonus was based upon his exceptional leadership in guiding the Company's 1992 results.

February 17, 1994        COMPENSATION COMMITTEE

                                   George A. Zettler, Chair

                                   William C. Richardson

     The following tables set forth compensation received by J.K. Houssels, the Company's Chief Executive Officer, and the four other highest paid executive officers of the Company during the last fiscal year for each year of the three-year period ended December 31, 1993 for services rendered in all capacities to the Company and its subsidiaries:


                                                     SUMMARY COMPENSATION TABLE
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
                                         Annual compensation                     Long term compensation
                              ------------------------------------------------------------------------------------
                                                                            Awards                    Payouts(1)
                                                                          ----------------------------------------
                                                                                                       Long-Term
                                                               Other      Restricted                   Incentive       All other
                                                              annual         stock      Options/         Plans          compen-
Name and principal      Year  Salary ($)      Bonus ($)      compensa-     awards(s)    SARs (#)        payouts       sation ($)
position                                                     tion ($)         ($)                         ($)             ($)
- ---------------------------------------------------------------------------------------------------------------------------------
J.K. Houssels,  . . .   1993  200,000.00     144,070.00         -0-           -0-          -0-            -0-         8,994.00(3)
President and Chief     1992  200,000.00     128,718.00     36,096.00(2)      -0-          -0-            -0-         8,728.00(3)
Executive Officer of    1991  200,000.00        -0-              *            -0-          -0-            -0-              *
the Company
- ---------------------------------------------------------------------------------------------------------------------------------
Frank A. Modica,  . .   1993  275,000.00     154,077.00     46,686.00(4)      -0-          -0-       110,400.00(5)        -0-
Executive Vice          1992  275,000.00     152,232.00         -0-           -0-          -0-        95,606.63(6)        -0-
President and Chief     1991  274,999.92     153,741.01          *            -0-          -0-        40,627.50(7)         *
Operating Officer of
the Company
- ---------------------------------------------------------------------------------------------------------------------------------
J. Kell Houssels,       1993  275,000.00     164,174.00         -0-           -0-          -0-       110,400.00(5)    8,994.00(3)
III,  . . . . . . . .   1992  275,000.00     164,660.00         -0-           -0-          -0-        45,412.13(8)    8,728.00(3)
Vice President of the   1991  259,211.54     141,891.28          *            -0-          -0-        25,005.00(9)         *
Company; President
and Chief Executive
Officer of Atlantic
City Showboat, Inc.
- ---------------------------------------------------------------------------------------------------------------------------------
R. Craig Bird,  . . .   1993  171,096.00      79,964.00         -0-           -0-          -0-       34,500.00(10)    8,994.00(3)
Vice President-         1992  146,462.00      78,300.00         -0-           -0-          -0-        6,813.00(11)    6,736.00(3)
Financial               1991  134,952.68      80,202.49          *            -0-          -0-        3,750.00(11)         *
Administration of the
Company
- ---------------------------------------------------------------------------------------------------------------------------------



- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
                                         Annual compensation                     Long term compensation
                              ------------------------------------------------------------------------------------
                                                                            Awards                    Payouts(1)
                                                                          ----------------------------------------
                                                                                                       Long-Term
                                                               Other      Restricted                   Incentive       All other
                                                              annual         stock      Options/         Plans          compen-
Name and principal      Year  Salary ($)      Bonus ($)      compensa-     awards(s)    SARs (#)        payouts       sation ($)
position                                                     tion ($)         ($)                         ($)             ($)
- ---------------------------------------------------------------------------------------------------------------------------------
Mark J. Miller, . . .   1993  165,499.00      81,515.00         -0-           -0-          -0-       34,500.00(10)    8,994.00(3)
Vice President-         1992  148,308.00      79,787.00         -0-           -0-          -0-        6,813.00(11)    6,843.00(3)
Finance of Ocean        1991  136,635.12      77,434.46          *            -0-          -0-        3,750.00(11)         *
Showboat, Inc.
- ---------------------------------------------------------------------------------------------------------------------------------


* Pursuant to the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, for the amounts of "Other Annual Compensation" and "All Other Compensation" for fiscal years ended before December 15, 1992, no disclosure is required.

(1) Amounts represented in this column were received by the named individuals under either the Ocean Showboat, Inc. Stock Exchange Plan ("Stock Exchange Plan") or the Company's 1989 Executive Long-Term Incentive Plan ("1989 Plan") or both. Under the Stock Exchange Plan, the Company exchanged restricted shares of Common Stock for shares of Ocean Showboat, Inc. common stock. The restricted shares of Common Stock vested over a seven-year period, with the last of the restricted shares of Common Stock vesting in March 1992. The 1989 Plan is a Company-maintained incentive plan which provides for awards of restricted stock and stock options to key executives of the Company's operating subsidiaries.

(2) This amount represents excess coverage life insurance costs.

(3) This amount represents the Company's contribution to the named individual's 401(K) Plan account.

(4) This amount includes $25,200 in costs for excess coverage life insurance and a $16,176 automobile allowance.

(5) This amount represents the vesting of 4,800 shares under the 1989 Plan.

(6) Of this amount, $73,806.63 (5,417 shares) vested under the Stock Exchange Plan and $21,800.00 (1,600 shares) vested under the 1989 Plan.

(7) This amount represents the vesting of 5,417 shares under the Stock Exchange Plan.

(8) Of this amount, $23,612.13 (1,733 shares) vested under the Stock Exchange Plan and $21,800.00 (1,600 shares) vested under the 1989 Plan.




(9) Of this amount, $13,005.00 (1,734 shares) vested under the Stock Exchange Plan and $12,000.00 (1,600 shares) vested under the 1989 Plan.

(10) This amount represents the vesting of 1,500 shares under the 1989 Plan.

(11) This amount represents the vesting of 500 shares under the 1989 Plan.



                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
- ---------------------------------------------------------------------------------------------------------------------------
                                                                  Number of unexercised         Value of unexercised in-
                                   Shares                            options/SARs at           the-money options/SARs at
                                acquired on       Value           December 31, 1993 (#)           December 31, 1993 ($)
             Name               exercise (#)   realized ($)  --------------------------------------------------------------
                                                               Exercisable   Unexercisable    Exercisable    Unexercisable
- ---------------------------------------------------------------------------------------------------------------------------
 J.K. Houssels . . . . . . .        -0-            -0-           12,000           8,000         102,000           68,000
- ---------------------------------------------------------------------------------------------------------------------------
 Frank A. Modica . . . . . .        -0-            -0-           16,000          16,000         136,000          136,000
- ---------------------------------------------------------------------------------------------------------------------------
 J. Kell Houssels, III . . .        -0-            -0-           19,200          12,800         163,200          108,800
- ---------------------------------------------------------------------------------------------------------------------------
 R. Craig Bird . . . . . . .        -0-            -0-            6,000           4,000          51,000           34,000
- ---------------------------------------------------------------------------------------------------------------------------
 Mark J. Miller  . . . . . .        -0-            -0-            6,000           4,000          51,000           34,000
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

The Company's executive compensation is determined by the Compensation Committee ("Compensation Committee") of the Board of Directors. Until November 1993, the Compensation Committee consisted of Messrs. Zettler and Nasky. In January 1994, the Compensation Committee was reconstituted to consist of Messrs. Zettler and Richardson.

At all times during 1993, H. Gregory Nasky was a director of the Company and the Secretary of the Company and its subsidiaries. Mr. Nasky was appointed Chief Executive Officer and Managing Director of Showboat Australia Pty Limited in November 1993. Additionally, Mr. Nasky was a member of the law firm of Vargas & Bartlett, previous general counsel to the Company. On March 1, 1994, Vargas & Bartlett was reorganized from which the law firm of Kummer Kaempfer Bonner & Renshaw was formed and proceeded as general counsel to the Company. Mr. Nasky is of counsel to Kummer Kaempfer Bonner & Renshaw. During 1993, the law firm of Vargas & Bartlett was paid $57,696.61 by the Company's Nevada gaming subsidiary, $53,872.48 by the Company's New Jersey subsidiaries, $350,247.97 by Showboat Development, $196,182.12 by the Company for its public bond offering, and $122,288.25 by the Company for other parent company matters.

Performance Graph

The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard & Poors 500 Composite Stock Index and an industry peer group
index. (1)   The graph assumes that $100 is invested in December 31, 1988 in each of the Company's Common Stock, the S&P 500 Composite Stock Index and the industry peer group index. The total return assumes the reinvestment of dividends.


- --------------------------------------------------------------------------------
                                 1989      1990      1991      1992     1993
 Showboat, Inc.                  107.7      47.5     105.0     204.0    195.9
 S&P 500                         131.8     127.5     166.2     178.8    196.7
 Industry Peer Group Index       159.7     136.7     164.8     246.8    265.5
- --------------------------------------------------------------------------------


1. The industry peer group index includes the following companies: Aztar Corp., Bally Mfg. Corp., Caesar's World Inc., Cedar Fair L.P., Circus Circus Enterprises, Disney (Walt) Company, Elsinore Corp., Gamma International Corp., Grand Casinos Inc., Great American Recreation, Jackpot Enterprises, Jillians Entertainment Corp., MGM Grand Inc., Mirage Resorts Inc., Pratt Hotel Corp., Resorts International, Rio Hotel & Casino Inc., S-K-I Ltd., Sahara Gaming Corporation, (2) Sands Regent, Showboat Inc. and United Gaming Inc. These companies have the Standard Industrial Code 7990
     - Miscellaneous Amusement & Recreation Services.

2. On September 30, 1993, Sahara Casino Partners, L.P. and Sahara Resorts merged into Sahara Gaming Corporation.


                            OMITTED PERFORMANCE GRAPH

COMPENSATION OF DIRECTORS

     REMUNERATION OF NON-EMPLOYEE DIRECTORS. For 1993, each non-employee director received a retainer of $1,500 per quarter plus attendance fees of $1,000 per meeting attended. Such fees are paid by the Company and Ocean Showboat, Inc., as applicable. In addition, non-employee members of the Compensation Committee and the Audit Committee are paid $850 for each committee meeting attended. Only non-employee directors receive the retainer or attendance fees. Reasonable out-of-pocket expenses incurred in attending scheduled meetings are reimbursed as to all directors.

     1989 DIRECTORS' STOCK OPTION PLAN. The Company maintains a director stock option plan entitled the 1989 Directors' Stock Option Plan ("Option Plan"). The Option Plan is designed to encourage non-employee directors to take a long-term view of the affairs of the Company; to attract and retain new superior non-employee directors; and to aid in compensating non-employee directors for their services to the Company. The Company's non-employee directors are William C. Richardson, John D. Gaughan, Jeanne S. Stewart, George A. Zettler and Carolyn M. Sparks.

     Stock options granted under the Option Plan are intended to be designated non-qualified options or options not qualified as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended. Subject to adjustment by reason of stock dividend or split or other similar capital adjustments, an aggregate of 120,000 shares of Common Stock are reserved for issuance under the Option Plan.

     The administration of the Option Plan is carried out by a committee ("Committee") consisting of not less than two non-employee directors of the Company selected by and serving at the pleasure of the Company's Board of Directors. The Committee, unless permitted by holders of the majority of outstanding Common Stock, shall not have any discretion to determine or vary any matters which are fixed under the terms of the Option Plan. Fixed matters include, but are not limited to, which non-employee directors shall receive awards, the number of shares of the Common Stock subject to each option award, the exercise price of any option, and the means of acceptable payment for the exercise of the option. The Committee shall have the authority to otherwise interpret the Option Plan and make all determinations necessary or advisable for its administration. All decisions of the Committee are subject to approval of the Company's Board of Directors. Current members of the Committee are Mr. Zettler and Mr. Richardson.

     Under the terms of the Option Plan, each option shall be exercisable in full one year after the date of grant. Unless special circumstances exist, each option shall expire on the later of the tenth anniversary of the date of its grant or two years after the non-employee director retires. Each non-employee director initially receives a one-time option to purchase 5,000 shares of Common Stock following his or her election to the Board of Directors. Thereafter, each non-employee director receives a grant to purchase 1,000 shares of Common Stock each year, for five years following his or her election to the Board of Directors.

     The option exercise price is the greater of $7.63 or the fair market value, as defined under the Option Plan, of the Common Stock on the date such options are granted. The per share exercise price of options granted during 1993 pursuant to the Option Plan was $18.00.

     As of March 1, 1994, options representing 66,000 shares have been granted to the current five non-employee directors and three former non-employee directors and a director who has since become an employee. Of the outstanding options, options representing 60,000 shares are currently exercisable. The balance may not be exercised until April 27, 1994. As of December 31, 1993, none of the options granted pursuant to the Option Plan have been exercised.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company made an unsecured loan to Frank A. Modica, Chief Operating Officer, Executive Vice President and Director of the Company, in the amount of $64,659.50 on September 30, 1993. On December 31, 1993 the loan was reduced to $56,801.75. The loan is payable on demand, or if no demand is made, on December 31, 1994, unless extended. The loan bears no interest, but interest is inputed to Mr. Modica at a rate of 3.91% per annum, compounded monthly.

     The Company made an unsecured loan to R. Craig Bird, Vice President-Financial Administration of the Company, and his spouse in the amount of $20,400.69 on August 5, 1993. The loan is payable on demand, or if no demand is made on August 4, 1994, unless extended. The loan bears no interest, but interest is inputed to Mr. and Mrs. Bird at a rate of 3.85% per annum, compounded monthly. The Company's subsidiary, Atlantic City Showboat, Inc., leases space at the Atlantic City Showboat to Mr. Bird for the operation of a gift shop and certain vending machines. During 1993, Mr. Bird paid rent and vending commissions to Atlantic City Showboat, Inc. in the amount of $ 335,737

     Carolyn M. Sparks, a director of the Company, is a co-owner of International Insurance Services, Ltd. The Company engaged

International Insurance Services, Ltd. as its insurance adjuster for the Company's Nevada subsidiaries. During 1993, the Company paid International Insurance Services, Ltd. $115,858 for services rendered to the Company.

              PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK

Vote Necessary to Approve Amendment

     Pursuant to Nevada law and the Company's Articles of Incorporation, the affirmative vote necessary to approve an amendment to the Articles of Incorporation is 66 2/3% of the outstanding Common Stock. Based upon outstanding Common Stock of 14,986,595 shares as of February 28, 1994, it would be necessary to obtain an affirmative vote of 9,991,064 shares to approve the proposed amendment.

Proposal to Increase Authorized Common Stock to 50,000,000 Shares

     The proposed amendment to the first paragraph of Article IV of the Company's Articles of Incorporation would increase the authorized capital stock of the Company from 20,000,000 shares of $1 par value Common Stock and 1,000,000 shares of $1 par value preferred stock to 50,000,000 shares of $1 par value Common Stock and 1,000,000 shares of $1 par value preferred stock. As of February 28, 1994, 14,986,595 shares of Common Stock and no shares of preferred stock were issued and outstanding.

     The proposed amendment will be submitted to the shareholders for approval at the meeting in substantially the following form:

          The amount of the total authorized capital stock of the corporation is Fifty-One Million Dollars ($51,000,000.00) consisting of Fifty Million (50,000,000) shares of common stock of the par value of One Dollar ($1.00) per share ("Common Stock") and One Million (1,000,000) Shares of preferred stock of the par value of One Dollar ($1.00) per share ("Preferred Stock").

     The Company has no present plans, understandings or agreements with respect to additional issuances of its Common Stock. However, at this time approximately 15,000,000 shares of Common Stock are outstanding. In the event that the Company's shareholders approve the 1994 Long-Term Incentive Plan, which reserves 2,000,000 shares for issuance under the Plan, together with the shares of Common Stock reserved for issuance under the 1989 Long-Term Incentive Plan (600,000 shares), the Directors' Stock Option Plan (120,000 shares), and the Employee Stock Option Plan (1,000,000 shares), only 1,280,000 shares of Common Stock will remain available for issuance. The Board of Directors believes that it would be desirable to have additional shares of Common Stock that would be authorized by the proposed amendment available for issuance to raise additional working capital. Having such additional authorized shares available will give the Company greater flexibility by permitting such shares to be issued without the expense or delay of a special meeting of the shareholders. Shareholder approval is not necessary for issuance of shares of the Company's Common Stock from the Company's authorized capital stock. The Company's shareholders do not have preemptive rights with respect to the Common Stock.

     The increase in the number of authorized shares of Common Stock is not designed to deter or prevent a change in control of the Company. However, under certain circumstances the issuance of additional shares of Common Stock could be used to make a change in control more difficult if the Board of Directors caused such shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders. In addition, the availability of the additional shares might theoretically discourage an attempt by another person or entity to acquire control of the Company through the acquisition of a substantial number of shares of Common Stock, since the issuance of such shares could dilute the stock ownership of such person or entity.

     Wholly apart from this proposed amendment, the Board could issue a series of preferred stock with rights and preferences that might similarly impede or discourage proposed mergers, tender offers, or attempts to gain control of the Company. In addition, the Articles of Incorporation contain a so-called "fair price" provision and provides for a classified Board of Directors, each of which could be viewed as discouraging some attempts to obtain control of the Company. Under the "fair price" provision, an affirmative vote of 66 2/3% or more of the Company's voting stock is required for business combinations between the Company and an "interested shareholder" unless the business combination is approved by the Board of Directors or a minimum price is received by all shareholders and certain other conditions are met.

     The Board of Directors had no present intention of issuing additional shares of Common or Preferred Stock for any of the purposes described in the two immediately preceding paragraphs.

     The Board of Directors believes it to be in the best interests of the Company to approve the proposed amendment since additional authorized Common Stock will give the Company greater flexibility if it becomes appropriate in the business judgment of the Board of Directors to issue shares to raise funds for corporate purposes.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. The proposed amendment may be disadvantageous to shareholders to the extent that an increase in the number of shares outstanding will dilute the proportionate ownership represented by the ownership stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS AMENDMENT.

                    APPROVAL AND RATIFICATION OF ADOPTION OF
                          1994 LONG TERM INCENTIVE PLAN

INTRODUCTION


     The Board of Directors of the Company approved the 1994 Long Term Incentive Plan ("1994 Plan") in January 1994. The 1994 Plan must also be approved by a majority of the Company's shareholders at the Annual Meeting.

PURPOSE

     The 1994 Plan is intended to promote the interest of the Company and its operating subsidiaries by offering executive officers and key employees of the Company or any operating subsidiary who are primarily responsible for the management, growth and success of the business of the Company the opportunity to participate in a long-term incentive plan designed to reward them for their services and to encourage them to continue in the employ of the Company. Additionally, the gaming industry is expanding throughout the United States of America and the world. Such growth requires the Company to obtain gaming executives from within and without the Company, both for the Company's existing facilities as well as Company expansion opportunities. The Company believes that the 1994 Plan will encourage existing executives to remain with the Company and will attract additional executives to supplement the Company's existing management.

     Options and restricted stock are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options and restricted stock awards are to be made are to be determined from time to time by the Board of Directors or a committee thereof, in its discretion, it is impossible at this time to indicate the precise number, names or positions of persons who will receive options or restricted stock awards or the number of shares for which options or restricted stock awards will be granted to any such employee. The Company anticipates that approximately 250 employees will participate in the 1994 Plan.

     The 1994 Plan provides for the granting of nonqualified stock options, incentive stock options, and restricted stock to certain executive officers, and other key employees. Subject to adjustment by reason of stock splits or other capital adjustments, an aggregate of 2,000,000 shares of common stock of the Company is reserved for issuance in connection with the 1994 Plan. Unless the context clearly indicates to the contrary, the term "option" used herein shall mean either an incentive stock option or nonqualified stock option, and the term "optionee" shall mean any person holding an option granted under the 1994 Plan. The following summary of the principal features of the 1994 Plan is not intended to be complete and is qualified in its entirety by reference to the 1994 Plan.
A copy of the 1994 Plan may be obtained from the Company upon the written request of any shareholder received by the Company before the upcoming Annual Meeting of Shareholders.

     Approval of the Plan by the Company's shareholders is one of the conditions of Rule 16b-3, a rule promulgated by the Securities and Exchange Commission (the "SEC") that provides an exemption from the operation of the "Short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), with respect to the acquisition of options, the use of already owned Common Stock as payment of the exercise price for options granted under the 1994 Plan and certain transactions by officers and directors of the Company.

ADMINISTRATION AND ELIGIBILITY

     The 1994 Plan is administered by the Company's Compensation Committee, consisting of not less than two (2) non-employee directors of the Company selected by, and serving at, the pleasure of the Company's Board of Directors. Based upon the recommendations from the operating subsidiaries, the Compensation Committee recommends to the Company's Board the persons to whom awards shall be granted ("Participants"), the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards. The Compensation Committee shall also interpret the 1994 Plan and make all determinations for its administration.
Only employees who serve as executives and other key employees of the Company or its operating subsidiaries are eligible for selection as Participants in the 1994 Plan. Directors of the Company may be eligible to participate in the 1994 Plan only if they are employed by the Company or any operating subsidiary.

OPTION PRICE

     Incentive stock options granted under the 1994 Plan must have an option price equal to at least 100% of the fair market value, as defined in the 1994 Plan ("Fair Market Value") of the common stock of the Company on the date that the option is granted, except that incentive stock options, if any, granted under the 1994 Plan to an optionee who at the time owns stock possessing more than 10% of the total combined voting power of all classes of the Company's stock must have an option price of at least 110% of the Fair Market Value and a term of not more than five (5) years. Nonqualified stock options must have an exercise price equal to at least 85% of the Fair Market Value of the common stock of the Company.

     Options may be exercised by payment of the option price in full (i) in cash, (ii) by surrender of common stock in the Company having a fair market value equal to the option price of shares to be purchased, or (iii) a combination of cash and common stock.

OPTION TERM

     An option may be exercised only by the optionee during the optionee's lifetime. An option may not be transferred or assigned other than by will or the laws of descent and distribution.

     Except in special circumstances, each option shall expire on the tenth anniversary of the date of its grant and shall be exercisable according to a vesting schedule to be determined by the Compensation Committee. The Compensation Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment exercisable at such earlier date, if the Compensation Committee deems such provision to be in the interest of the Company or operating subsidiaries, or necessary to realize the reasonable expectation of the optionee.

TERMINATION OF OPTION

     If an optionee ceases to be employed by the Company or an operating subsidiary, except by reason of death or retirement, the optionee must exercise an option within the earlier of either the tenth anniversary after the date of the grant, or one month after the day such optionee's employment ends. In the event of termination of employment due to retirement, all options granted to such optionee and exercisable on the date of the optionee's retirement shall expire on the earlier of the tenth anniversary after the date of grant or the day of third anniversary of such optionee's retirement. Any installment not exercisable on the date of retirement shall expire and thenceforth be unexercisable. In the event of termination of employment due to the death of the optionee, the option may be exercised, to the extent of the number of shares that the optionee could have exercised on the date of his death, by the optionee's estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. Such exercise must be made at any time prior to the earlier of the tenth anniversary after the date of grant or the third anniversary of such optionee's death.

FEDERAL TAX CONSEQUENCES

     Holders of incentive stock options will not recognize taxable income as a result of the grant or exercise of such options. If the optionee does not dispose of the stock transferred to him within two years from the date of the grant and within one year after the stock is transferred to him, then any gain or loss recognized on the disposition of the stock will be a long-term capital gain or loss equal to the difference between the amount realized by the optionee and the option price. However, the difference between the option exercise price and the fair market value of the shares on the option exercise date will be treated as a tax preference item subject to alternative minimum tax. The Company will not be entitled to any tax deduction in connection with the grant or exercise of any incentive stock option. However, if stock acquired pursuant to an incentive stock option is disposed of before the holding periods described above expire, then the excess of the fair market value (but not in excess of the sales proceeds) of such stock on the option exercise date over the option price will be treated as compensation income to the optionee in the year in which such disposition occurs and the Company will be entitled to a commensurate income tax deduction. Any difference between the sales proceeds and the fair market value of the stock on the option exercise date will be treated as long-term capital gain or loss if the shares were held more than one year after the option exercise date.

     Except as provided in the next paragraph below, the holder of a nonqualified stock option, upon exercise, must include in ordinary income subject to federal taxation an amount equal to the excess of the fair market value of the stock acquired at date of exercise over the aggregate price paid pursuant to the option for such stock. Accordingly, the Company may, as a condition to the exercise of a nonqualified stock option, deduct from payments otherwise due to the optionee the amount of taxes to be withheld by virtue of such exercise or require that the optionee pay such withholding to the Company or make other arrangements satisfactory to the Company regarding the payment of such taxes.

     When an officer or director who is subject to Section 16(b) of the Exchange Act exercises a nonqualified stock option, no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an appropriate election within thirty (30) days after the date of exercise, in which case the rules described in the preceding paragraph would apply. If such an election is not made, the optionee will recognize ordinary income on the date that is six (6) months after the date of the exercise (generally, the first day that sale of such shares would not create liability under Section 16(b) of the 1934 Act). The ordinary income recognized will be the excess, if any, of the fair market value of the shares on such later date over the option exercise price, and the Company's tax deduction will also be deferred until such later date. The effect of the alternative minimum tax may not be delayed for six (6) months after exercise of incentive stock options by an officer or director subject to Section 16 of the Exchange Act.

     Optionees should consult their own tax counsel as to the consequences under federal, state and local tax laws upon the grant and exercise of the options on the subsequent sale of the stock.

RESTRICTED SHARE AWARDS

     Under the 1994 Plan, the Compensation Committee may also award Participants restricted shares of common stock which will vest over a minimum of a three-year period. All restricted share awards and terms thereof are subject to approval by the Company's Board of Directors.

     Under the 1994 Plan, all restricted shares will be forfeited to the Company or the applicable operating subsidiary if a Participant fails to be continuously employed with the Company or any operating subsidiary during the restriction or vesting.

     The restricted shares may not be sold, bequeathed, transferred, pledged, or otherwise disposed of by a Participant.

     The Compensation Committee may require a Participant to enter into an escrow agreement in which the restricted shares are to remain in the physical custody of the Company. Each restricted share certificate shall bear a legend referring to such restrictions. The Committee has authority to make all determinations necessary or advisable for its administration. All decisions of the Committee are subject to approval of the Company's Board of Directors.

     Notwithstanding the restrictions, a recipient of a restricted share award will have all the rights of a shareholder of the Company including the right to vote the restricted shares and the right to receive all dividends or other distributions made with respect to the restricted shares.

     The Board of Directors of the Company may, in their discretion, remove the share restrictions in the event a Participant terminates employment due to death, total and permanent disability, retirement or discharge other than discharge for cause.

     A participant may, with the consent of the Compensation Committee, designate a person or persons to receive, in the event of death of the Participant, any vested restricted shares to which the Participant would then be entitled.

CHANGE IN CONTROL OF THE COMPANY

     In the event of a change in control, as defined under the 1994 Plan, all restrictions on restricted shares will lapse and vesting on all unexercised stock options will accelerate to the change of control date.

AMENDMENTS

     The Board of Directors may terminate or amend the 1994 Plan in any respect, at any time, provided, however, without the approval of the holders of a majority of the outstanding stock; the total number of shares that may be sold, issued or transferred under the 1994 Plan may not be increased (except for proportional adjustment for stock dividend or split, recapitalization, merger, consolidation, spinoff, or other similar corporate changes); the eligibility requirements for participation may not be modified; the exercise price of an option cannot be reduced; and the termination date of the 1994 Plan may not be extended.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL AND RATIFICATION OF THE 1994 LONG TERM INCENTIVE PLAN.

     RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The principal accountant nominated by the Audit Committee and selected by the Board of Directors for the current year is KPMG Peat Marwick. KPMG Peat Marwick and its predecessors have audited the Company's books since 1972. The Board of Directors directed that its selection of KPMG Peat Marwick be submitted to the shareholders for their approval. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if the representative deems it appropriate. The Board of Directors recommends a vote in favor of the ratification of KPMG Peat Marwick to be the Company's independent public accountant, to examine and report on the Company's financial statements for the year ending December 31, 1994.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK.

                                VOTING PROCEDURES

     A majority of a quorum of shareholders present in person or represented by proxy voting "FOR" the election of the nominees to the Board of Directors and voting "FOR" the ratification of the selection of independent public accountants is sufficient to approve the matters being voted on at the meeting. A quorum of shareholders exists when 50% of the Company's issued and outstanding Common Stock is present and represented at the meeting.

Abstentions are treated as votes "Against" the election of the nominees or the selection of the independent public accountants. Neither the Company's Articles of Incorporation, Bylaws nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes. The rules of the New York Stock Exchange provide, in certain situations, brokerage firms and member organizations the discretion to vote the shares held of record by them if the beneficial owner does not provide voting instructions for the shares within the requisite time period. The proposed amendment to increase the authorized common stock to 50,000,000 requires 66 % of the Company's issued and outstanding common stock to vote for the amendment.

     The Company will appoint an independent Inspector of Elections to tabulate the votes at the Annual Meeting of Shareholders. The Inspector of Elections shall then prepare a report indicating: (a) the number of "For" votes and "Against" votes for each nominee to the Board of Directors; and (b) the number of "For" votes, "Against" votes and "Abstain" votes for the ratification of the selection of the Company's independent public accountants.

                       1995 ANNUAL MEETING OF SHAREHOLDERS

     According to the Company's Restated Bylaws, the next annual meeting of shareholders is expected to be held on or about April 25, 1995. Shareholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's proxy statement and form of proxy for that meeting must submit the proposal to the Company, and it must be received by the Company at its executive offices at 2800 Fremont Street, Las Vegas, Nevada 89104 no later than December 17, 1994. The proposal must comply with Securities and Exchange Commission Regulation 14a-8.

                       EXPENSES OF SOLICITATION OF PROXIES

     The expenses of making the solicitation of proxies for the 1994 Annual Meeting will consist of the costs of preparing, printing and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding documents to security owners. These are the only contemplated expenses of solicitation and will be paid by the Company.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business which will be presented for action by the shareholders at this annual meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Shareholders should be presented at the meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board of Directors of the Company, and in that connection will use their discretion and vote all proxies in accordance with their judgment.

     The proxy materials and annual report are being mailed to shareholders of the Company who were shareholders at the close of business on March 28, 1994. Shareholders who cannot be present at the Annual Meeting of Shareholders are requested to fill out, date, sign and promptly return the accompanying form of proxy card in the enclosed postage pre-paid envelope.

                    By order of the Board of Directors,


                    H. GREGORY NASKY,
                    Secretary

DATED:  April 16, 1994

                                 SHOWBOAT, INC.


                     1994 Executive Long Term Incentive Plan



1.   Purpose

     The 1994 Executive Long Term Incentive Plan (the "Plan") is intended to promote the interest of Showboat, Inc. and its subsidiaries (collectively the "Corporation") by offering those executive officers and key employees of the Corporation who are primarily responsible for the management, growth and success of the business of the Corporation the opportunity to participate in a long-term incentive plan designed to reward them for their services and to encourage them to continue in the employ of the Corporation.

2.   Definitions

     For all purposes of this Plan, the following terms shall have the following meanings:

     "Common Stock" means Showboat, Inc. common stock, $1.00 par value.

     "ISO" means incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

     "Non-qualified Options" means stock options not qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

     "Restricted Shares" means shares of Common Stock which are issued with transfer and other restrictions pursuant to the Plan.

     "SBI" means Showboat, Inc.

     "Subsidiary" means any company or partnership of which SBI owns, directly or indirectly, a portion of the combined voting power of all classes of stock or partnership interests.

3.   Administration

     The Plan shall be administered by a Committee (the "Committee") of not less than two non-employee directors of SBI selected by, and serving at the pleasure of, SBI's Board of Directors ("SBI Board"). Directors who are also employees of SBI or any Subsidiary, or who have been such employees within one year, may not serve on the Committee.

     Initially, the Subsidiary will recommend to the Committee persons to whom awards may be granted. The Committee then shall have the authority, subject to the terms of the Plan, to determine, based upon recommendations from the Subsidiaries, the persons to whom awards shall be granted ("Participants") the number of shares covered by each award, the time or times at which awards shall be granted, the timing of when awards shall vest, and the terms and provisions of the instruments by which awards shall be evidenced; and to interpret the Plan and make all determinations necessary or advisable for its administration. The Committee shall notify the SBI Board of all decisions concerning awards granted to Participants under the Plan, the interpretation thereof, and determinations concerning its administration.

4.   Eligibility

     Only employees who serve as executives or other key employees of the Corporation shall be granted awards.

5.   Stock Subject to the Plan

     The stock from which awards may be granted shall be shares of Common Stock. When Restricted Shares are vested or when options are exercised, SBI may either issue authorized but unissued Common Stock or SBI or the Subsidiary which employs the Participant, may transfer issued Common Stock held in its treasury. Each of the respective Boards of the Corporation will fund the Plan to the extent so required to provide Common Stock for the benefit of Participants employed by SBI or the Subsidiary, respectively. The total number of shares of Common Stock which may be granted as Restricted Shares or stock options shall not exceed, in the aggregate, 2,000,000 shares in total. Any Restricted Shares awarded and later forfeited are again subject to award under the Plan. If an option expires, or is otherwise terminated prior to its exercise, the shares of Common Stock covered by such an option immediately prior to such expiration or other termination shall continue to be available for grant under the Plan.

6.   Granting of Options

     The date of grant of options to Participants under the Plan will be the date on which the options are awarded by the Committee. The grant of any option to any Participant shall neither entitle nor disqualify such Participant from participating in any subsequent grant of options.

7.   Terms and Conditions of Options

     Options shall be designated Non-qualified Options or Incentive Stock Options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be evidenced by written instruments approved by the Committee. Such instruments shall conform to the following terms and conditions.

     7.1  Option price

          The option price per share for Incentive Stock Options shall be the fair market value of the Common Stock under option on the day the option is granted, which shall be an amount equal to the closing price of the Common Stock on the Consolidated Trading Tape on that day or, if no sale of Common Stock is recorded on such Tape on that day, then on the next preceding day on which there was such a sale. The price for Non-qualified Options shall be an amount equal to the closing price of the Common Stock under option as determined above. The option price shall be paid (i) in cash or (ii) in Common Stock having a fair market value equal to such option price or (iii) in a combination of cash and Common Stock. The fair market value of Common Stock delivered to the Corporation pursuant to the immediately preceding sentence shall be determined on the basis of the closing price for the Common Stock on the Consolidated Trading Tape on the day of exercise or, if there was no such sale on the day of exercise, on the day next preceding the day of exercise on which there was such a sale. Notwithstanding the above, no Incentive Stock Option shall be granted to any person who, at the time the option is granted, owns (within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of SBI or of any Subsidiary, unless at the time the Incentive Stock Option is granted to such person the option price is at least 110% of the fair market value (as described above) of the shares subject to the option and the term is not more than five years.

     7.2  Term and exercise of options

          Except in special circumstances, each option shall expire on the tenth anniversary of the date of its grant and shall be exercisable according to a vesting schedule to be determined by the Committee. However the Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier date, if the Committee deems such provision to be in the interests of the Corporation or necessary to realize the reasonable expectation of the optionee.

          After becoming exercisable, each installment shall remain exercisable until expiration or termination of the option. After becoming exercisable an option may be exercised by the optionee from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. The Committee may provide that payment of the option exercise price may be made following delivery of the certificate for the exercised shares.

          Upon the exercise of a stock option, the purchase price will be payable in full in cash or its equivalent in property acceptable to SBI or the Subsidiary which employs the Participant. In the discretion of the Subsidiary which employs the Participant grantee, the purchase price may be paid by the assignment and delivery to SBI or Subsidiary who employs the Participant of shares of Common Stock or a combination of cash and such shares equal in value to the purchase price. Any shares of Common Stock so assigned and delivered to SBI or the Subsidiary, as applicable, in payment or partial payment of the purchase price will be valued at Fair Market Value on the exercise date. Upon the exercise of a Non-qualified Option, the Participant may (a) direct SBI or the employing Subsidiary to withhold from the shares of Common Stock to be issued to the Participant the number of shares necessary to satisfy SBI's or the Subsidiary's, as applicable, obligation to withhold Federal taxes, such determination to be based on the shares Fair Market Value on the date of exercise, (b) deliver to SBI or the employing Subsidiary sufficient shares of Common Stock (based upon the Fair Market Value at date of exercise) to satisfy SBI's or the employing Subsidiary's, as applicable, withholding obligations, based on the shares Fair Market Value as of the date of exercise, or (c) deliver sufficient cash to SBI or the employing Subsidiary to satisfy its respective Federal tax withholding obligations. Participants who elect to use the stock withholding feature must make that election at the time and in the manner prescribed by the Committee.

     7.3  Termination of employment

          If an optionee ceases, other than by reason of death or retirement as determined under any of the Corporation's pension plans, to be employed by the Corporation, all options granted to such optionee and exercisable on the date of termination of employment shall expire on the earlier of (i) the tenth anniversary after the date, of grant or (ii) one month after the day such optionee's employment ends.

          If an optionee retires, all options granted to such optionee, and exercisable on the date of such optionee's retirement shall expire on the earlier of (i) the tenth anniversary after the date of grant or (ii) the third anniversary of the day of such optionee's retirement. Any installment not exercisable on the date of such termination or retirement shall expire and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee. The Committee can increase or reduce the amount of options that are exercisable up to but not exceeding the tenth anniversary of the date of grant, in the event of optionee termination for other than death or retirement.

     7.4  Exercise upon death of optionee

          If an optionee dies, the option may be exercised, to the extent of the number of shares that the optionee could have exercised on the date of such death, by the optionee's estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. Such exercise may be made at any time prior to the earlier of (i) the tenth anniversary after the date of grant or (ii) the third anniversary of such optionee's death. On the earlier of such dates, the option shall terminate.
The Committee may approve all cash payments to the estate of an optionee if circumstances warrant such a decision.

     7.5  Assignability

          No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution and during the lifetime of the optionee the option shall be exercisable only by such optionee.

     7.6  Limitation on Incentive Stock Options

          During a calendar year, the aggregate fair market value of the option stock (determined at the time of the ISO grant) for which ISOs are exercisable for the first time under the Plan, cannot exceed $100,000.

8.   Restricted Share Awards

     8.1  Grant of Restricted Share Awards

          The Committee will determine for each Participant the time or times when Restricted Shares shall be awarded and the number of shares of Common Stock to be covered by each Restricted Share Award.

     8.2  Restrictions

          Shares of Common Stock issued to a Participant as a Restricted Share Award will be subject to the following restrictions ("Share Restrictions"):

          (a) Except as set forth in Sections 8.4 and 8.5, all of the Restricted Shares subject to a Restricted Award will be forfeited and returned to SBI or, in the event such Restricted Shares were provided to the Participant from shares of Common Stock purchased by the Subsidiary, then the Restricted Shares will be returned to the Subsidiary. In either case, all rights of the Participant to such Restricted Shares will terminate without any payment of consideration by SBI or the employing Subsidiary unless the Participant remains in the continuous employment (employment may include consulting agreements) of SBI or a Subsidiary for a period of time determined by the Committee.

          (b) During the Restriction Period relating to a Restricted Share Award, none of the Restricted Shares subject to such award may be sold, assigned, bequeathed, transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant. "Restriction Period" shall mean the period of time in which the Restricted Shares shall vest. Subject to Sections 8.4 and 10, the Restriction Period shall not be less than three years.

          (c) The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Shares sold or granted pursuant to the Plan will remain in the physical custody of SBI or the employing Subsidiary or an escrow holder during the Restriction Period.

          (d) Each certificate representing a Restricted Share sold or granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed on the Restricted Share.

          (e) The Committee may impose other restrictions on any Restricted Shares sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such share or shares of the same class are then listed and under any state securities laws or other securities laws applicable to such shares.

     8.3  Rights as a Shareholder

          Except as set forth in Section 8.2(b), the recipient of a Restricted Share Award will have all of the rights of a shareholder of SBI with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends or other distributions made with respect to the Restricted Shares.

     8.4  Lapse of Restrictions at Termination of Employment

          In the event of the termination of employment of a Participant during the Restriction Period by reason of death, total and permanent disability, retirement as determined under any of the Corporation's pension plans, or discharge from employment other than a discharge for cause, the Committee may, at its discretion, remove Share Restrictions on Restricted Shares subject to a Restricted Share Award.

          Restricted Shares to which the Share Restrictions have not so lapsed will be forfeited and returned to the Corporation as provided in Section 8.2(a).

     8.5  Lapse of Restrictions at Discretion of the Committee

          The Committee may shorten the Restriction Period or remove any or all Share Restrictions if, in the exercise of its absolute discretion, it determines that such action is in the best interests of the Corporation and equitable to the Participant. Notwithstanding the foregoing, the Committee shall not shorten the Restriction Period to a period which is less than three years.

     8.6  Listing and Registration of Shares

          SBI may, in its discretion, postpone the issuance and/or delivery of Restricted Shares until completion of stock exchange listing, or registration, or other qualification of such Restricted Shares under any law, rule or regulation.

     8.7  Designation of Beneficiary

          A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Restricted Shares to which such Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Committee and may be revoked in writing by the Participant. If a Participant fails effectively to designate a beneficiary, then such Participant's estate will deemed to be the beneficiary.

     8.8  Withholding of Taxes for Restricted Shares

          When the Participant, as holder of the Restricted Shares, recognizes income, either on the Date of Grant or the date the restrictions lapse, the Participant may (i) direct SBI or the Subsidiary, as applicable, to withhold from the shares of Common Stock, the number of shares necessary to satisfy SBI's or the Subsidiary's, as applicable, obligation to withhold Federal taxes, such determination to be based on the shares' Fair Market Value as of the date income is recognized, (ii) deliver to SBI or the employing Subsidiary sufficient shares of Common Stock (based on the Fair Market Value on the date income is recognized) to satisfy SBI's or the Subsidiary's, as applicable, withholding obligations based on the shares' Fair Market Value on the date the income is recognized, or (iii) deliver sufficient cash to SBI or the Subsidiary, as applicable, to satisfy its respective Federal tax withholding obligations. Participants who elect to use the stock withholding feature must make that election at the time and in the manner prescribed by the Committee.

9.   Capital Adjustments

     The number and price of Common Stock covered by each award of options and/or Restricted Shares and the total number of shares that may be granted or sold under the Plan shall be proportionally adjusted to reflect, as deemed equitable and appropriate by the Committee and subject to any required action by shareholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

10.  Change of Control

     Notwithstanding the provisions of Section 9, in the event of a change of control, all share restrictions on all Restricted Shares will lapse and vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this plan, a "Change of Control" of SBI shall be deemed to have occurred at such time as (a) any "person" (as term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of SBI representing 25.0% or more of the combined voting power of SBI's outstanding securities ordinarily having the right to vote at the election of directors; or
(b) individuals who constitute the Board of Directors of SBI on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the Board of Directors of SBI serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as he or she were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of SBI occurs, unless such merger or consolidation shall have been affirmatively recommended to SBI's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of SBI, by someone other than the current management of SBI seeking stockholder approval of a plan or reorganization, merger or consolidation of SBI with one or more corporations as a result of which the outstanding shares of SBI's securities are actually exchanged for or converted into cash or property or securities not issued by SBI unless the reorganization, merger or consolidation shall have been affirmatively recommended to SBI's stockholders by a majority of the Incumbent Board.

11.  Approvals

     The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from the Nevada Gaming Commission, the New Jersey Casino Control Commission, the Louisiana Riverboat Gaming Commission, and upon obtaining shareholder approval of the Plan.

12.  Effective Date of Plan

     The effective date of the Plan is May 27, 1994. The Plan will become effective as of that date provided that the Plan receives the approval of the holders of a majority of the outstanding Common Stock at SBI's 1994 Annual Meeting of Shareholders. If such approval is not forthcoming, the Plan shall be null and void.


13.  Term:  Amendment of Plan

     This Plan shall expire on May 26, 2004, (except to options outstanding on that date). SBI's Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the holders of a majority of the outstanding Common Stock: the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 9); the provisions of Section 4 regarding eligibility may not be modified; the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 9); and the expiration date of the Plan may not be extended and no change may be made which would cause the Plan not to comply with Rule 16(b)3 of the Securities Exchange Act of 1934, as amended from time to time. No action of the SBI Board or SBI's shareholders, however, may, without the consent of an optionee, alter or impair such optionee's rights under any option previously granted.

14.  No Right of Employment

     Neither the action of the Corporation in establishing this Plan, nor any action taken by any Board of SBI or any Subsidiary or the Committee under the Plan, nor any provision of the Plan itself, shall be construed to limit in any way the right of the Corporation to terminate a Participant's employment at any time; nor shall it be evidence of any agreement or understanding, expressed or implied, that the Corporation will employ an employee in any particular position nor ensure participation in any future compensation or stock purchase program.

15.  Withholding Taxes

     SBI or the Subsidiary, as applicable, shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold Federal, state or local income or other taxes incurred by reason of payments or the issuance of Common Stock under the Plan. Whenever under the Plan, Common Stock is to be delivered upon vesting of Restricted Shares or exercise of an option, the Committee shall be entitled to require as a condition of delivery that the Participant remit an amount sufficient to satisfy all Federal, state and other government withholding tax requirements related thereto.

16.  Plan not a Trust

     Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Participant, the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Corporation in connection with the Plan shall continue to be part of the general funds of the Corporation and no individual or entity other than the Corporation shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant of such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

17.  Notices

     Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

18.  Separability of Provisions

     If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

19.  Payment to Minors, etc.

     Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Corporation and other parties with respect thereto.

20.  Headings and Captions

     The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

21.  Controlling Law

     This Plan shall be construed and enforced according to the laws of the State of Nevada except as otherwise required by the laws of the State of New Jersey and the laws of the State of Louisiana and to the extent not preempted by Federal law, which shall otherwise control.

                        SHOWBOAT, INC.

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 25, 1994
                SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of Showboat, Inc. ("Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and the 1994 Annual Report of the Company in connection with the annual meeting of shareholders of the Company to be held at the Mardi Gras Room, Showboat Casino Hotel, 801 Boardwalk, Atlantic City, New Jersey 08401, on Wednesday, May 25, 1994, at 10:00 a.m., Eastern Standard Time, and hereby appoints J. K. Houssels, William C. Richardson, and
Jeanne S. Stewart, and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:

                    (TO BE SIGNED ON REVERSE SIDE)

  X       PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.


1.   Election of    FOR  WITHHELD  Nominees: John D. Gaughan
     Directors                               Frank A. Modica
                                             H. Gregory Nasky
                    ___    ___               J. Kell Houssels, III


For, except vote withheld from the following nominees(s):

__________________________________________________________
2. Approval of the amendment to Articles of Incorporation to increase the amount of authorized common stock.

          FOR            AGAINST        ABSTAIN

          ___              ___            ___

3.   Approval and ratification of adoption of the 1994
    Executive Stock Option Plan.

          FOR            AGAINST        ABSTAIN

          ___              ___            ___

4.   Approval of KPMG Peat Marwick as Independent Public
Accountants.

          FOR            AGAINST        ABSTAIN

          ___              ___            ___

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. (If no direction is made, this proxy will be voted for Proposals 1, 2, 3 and 4).

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)___________________________ DATE_________________________

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, or corporation, please give full title as such.